UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 12, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On December 12, 2006, Brian Keefe, a senior aid to U.S. Senator James M. Jeffords, was appointed to serve as Vice President, Government Affairs of Central Vermont Public Service Corporation effective December 18, 2006.

      Brian Keefe and Central Vermont have agreed to the following compensation arrangements in connection with his service as Vice President:

      Mr. Keefe will be paid a base salary in the amount of $120,000 annually. He will be eligible to participate in the annual Management Incentive Plan for 2007, targeted at 25% of annual base salary. He will also be eligible to participate in the next three-year cycle of the Long-Term Incentive Plan, beginning in 2007. The details of this plan are still under review. Central Vermont will also provide life insurance equal to three times his base salary. Upon eligibility and vesting, he will also be entitled to benefits under the Company's redesigned Supplemental Executive Retirement Plan which makes up the difference caused by Internal Revenue Code restrictions between the pension plan and what he would have received without the imposed limits. Mr. Keefe will also be entitled to participate in employee benefit plans and programs, including life, disability and medical insurance, savings plan and other similar plans as the Company now has or may be established during the period in which he serves as Vice President, Government Affairs.

      Under the terms of the contract, Mr. Keefe will enter into a change in control agreement to which he will be entitled to receive, upon a "change in control" (as defined in the agreement), a lump sum payment equal to one times his average annual compensation for the preceding five or fewer years of service.

      Mr. Keefe does not have any family relationships with any of the directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

      Mr. Keefe worked for Senator Jeffords in 1988 in Washington, D.C. before transferring to Rutland, Vermont in 1992. He left Senator Jeffords' office for two years in 1998 to coordinate government and public affairs for the Vermont Electricity Consumers Coalition, a business association concentrating on Vermont energy policy. He returned to work with Senator Jeffords in 2000, and has focused on energy, environment and economic development issues.

      Mr. Keefe has also been active with various community activities. He is a board member of the Vermont Council on Rural Development. He serves as the chairman of the Manchester Planning Commission. He was a founding board member of the Manchester Land Trust. He also serves as a youth sports coach, a volunteer position that he has held for the last 10 years. He is a native of Fairfax, Vermont.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Robert H. Young President and Chief Executive Officer

December 13, 2006